UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2019

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 22, 2019, Western Capital Resources, Inc. entered into an employment agreement (the “Employment Agreement”) with its Chief Executive Officer, Mr. John Quandahl, effective as of November 1, 2019. Western Capital’s prior employment agreement with Mr. Quandahl expired as of April 1, 2019. The Employment Agreement has a term of three years from the effective date and contains other terms and conditions that are substantially the same as those of the prior agreement, except that Mr. Quandahl’s base salary increased from $300,000 to $330,000.

The performance-based bonus provisions of the Employment Agreement permit Mr. Quandahl and other members of management to receive an annual bonus payment based on adjusted EBITDA targets annually established by the Board of Directors. If Western Capital’s actual adjusted EBITDA performance for a particular annual period ranges from 85-100% of the established adjusted EBITDA target, management will be entitled to receive a cash bonus consisting of 7.5% of the actual adjusted EBITDA. If Western Capital’s actual adjusted EBITDA performance for a particular annual period is less than 85% of the established adjusted EBITDA target, no bonus will be payable, and if such performance exceeds 100% of the established adjusted EBITDA target, the bonus pool will include 7.5% of the adjusted EBITDA target and 15% of the amount by which such performance exceeds the target. Notwithstanding the foregoing, the Employment Agreement also provides that the bonuses will not be paid unless, in addition to the adjusted EBITDA threshold, capital expenditure and working capital thresholds have been achieved. The bonus pool will be payable to other management-level participants in the bonus pool, if any, selected from time to time by the Board of Directors in its discretion.

The Employment Agreement also contains customary provisions prohibiting Mr. Quandahl from soliciting customers and employees of Western Capital for three years after any termination of his employment with the company, and from competing with Western Capital for either three years (if Mr. Quandahl is terminated for good cause or if he resigns without good reason) or two years (if Western Capital terminates Mr. Quandahl’s employment for without good cause or if he resigns with good reason). If Mr. Quandahl’s employment is terminated by Western Capital without “good cause” or if Mr. Quandahl voluntarily resigns with “good reason,” then Mr. Quandahl will be entitled to (i) severance pay in the form of continuation of his base salary for a period of 12 months and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: November 22, 2019	By:	/s/ Angel Donchev
Angel Donchev Chief Financial Officer